EX-28.h.28

12(d)(1) INVESTING AGREEMENT

This INVESTING AGREEMENT (the “Agreement”), dated as of October 31, 2014, is between Nationwide Variable Insurance Trust, a statutory trust organized under the laws of Delaware, on behalf of itself and its separate series listed on Schedule A (each, an “Investing Fund”), severally and not jointly, and the investment trusts listed on Schedule B (the “Vanguard Trusts”), on behalf of themselves and their respective series listed on Schedule B (each, a “Vanguard Fund”), severally and not jointly.

WHEREAS, the Investing Funds and the Vanguard Funds are open-end management investment companies that are registered with the U.S. Securities and Exchange Commission (“SEC”) under the Investment Company Act of 1940 (the “1940 Act”);

WHEREAS, Sections 12(d)(1)(A) and (B) of the 1940 Act limit the ability of an investment company to invest in shares of another investment company, and therefore limit the ability of an Investing Fund to invest in shares of a Vanguard Fund;

WHEREAS, the Vanguard Trusts, on behalf of each of the Vanguard Funds, have obtained from the SEC an order, Investment Company Act Release No. 27386, dated May 31, 2006 (the “Order”) that permits the Investing Funds to acquire shares of the Vanguard Funds in excess of the limits set forth in Sections 12(d)(1)(A) and (B) in accordance with the representations and conditions in the application filed to obtain the Order, File No. 812-13157, dated May 17, 2006 (the “Application”); and

WHEREAS, the Investing Funds, from time to time, may want to acquire shares of one or more Vanguard Funds in excess of the limitations of Sections 12(d)(1)(A) and (B) in reliance on the Order.

NOW, THEREFORE, in consideration of the potential benefits to the Investing Funds and the Vanguard Funds arising out of the investment by the Investing Funds in the Vanguard Funds, the parties agree as follows:

1.	Representations and Obligations of the Vanguard Funds

(a) The Vanguard Funds have provided to the Investing Funds through their investment adviser and designated agent, Nationwide Fund Advisors, true copies of: (i) the Application, (ii) the Notice of Application, Investment Company Act Release No. 27314, dated May 5, 2006 (the “Notice”) and (iii) the Order.

(b) The Vanguard Funds agree (i) to adhere to the terms and conditions of the Order and this Agreement and to participate in the proposed transactions in a manner that addresses the concerns underlying the Order and (ii) to promptly notify the Investing Funds if a Vanguard Fund fails to comply with the terms and conditions of the Order or this Agreement.

2.	Representations and Obligations of the Investing Funds

(a) The Investing Funds hereby acknowledge receipt of the Application, the Notice of Application and the Order.

(b) Pursuant to Condition 8 of the Order, each Investing Fund represents and warrants that its board of trustees and its investment adviser understand the terms and conditions of the Order and that each agrees to fulfill its responsibilities under the Order.

(c) Pursuant to Condition 8 of the Order, each Investing Fund will promptly notify the Vanguard Funds in writing (which notification may be via electronic mail to their designated Vanguard sales executive) at such time as its investment in the Vanguard Funds (i) exceeds any of the limits in Section 12(d)(1)(A)(i) or thereafter, (ii) falls below any of the limits in Section 12(d)(1)(A)(i). Each Investing Fund hereby acknowledges and agrees that it may rely on the Order to invest in shares of the Vanguard Funds only and not to invest in shares of any other investment company.

(d) Each Investing Fund: (i) agrees to adhere to the terms and conditions of the Order and this Agreement, and to participate in the proposed transactions in a manner that addresses the concerns underlying the Order; (ii) represents that investments in the Vanguard Funds will be consistent with the investment policies set forth in the Investment Fund’s registration statement; (iii) in the event that it exceeds the 5% or 10% limitation in Sections 12(d)(1)(A)(ii) and (iii), agrees to disclose in its prospectus the unique characteristics of investing in investment companies, including but not limited to, the expense structure and any additional expenses of investing in investment companies; and (iv) agrees to promptly notify the Vanguard Fund if such Investing Fund fails to comply with the terms and conditions of the Order or this Agreement.

3.	Indemnification

(a) The Investing Funds, severally and not jointly, agree to hold harmless, indemnify and defend the Vanguard Funds, including any principals, directors or trustees, officers, employees and agents (“Vanguard Agents”), against and from any and all losses, costs, expenses or liabilities incurred by or claims or actions (“Claims”) asserted against the Vanguard Fund, including any Vanguard Agents, to the extent such Claims result from (i) a violation or alleged violation of any provision of this Agreement or (ii) a violation or alleged violation of the terms and conditions of the Order, in each case by the Investing Fund, its principals, directors or trustees, officers, employees, agents, advisers or if applicable, subadvisers.

(b) The Vanguard Funds, severally and not jointly, agree to hold harmless, indemnify and defend each Investing Fund, including any principals, directors or trustees, officers, employees and agents (“Investing Fund Agents”), against and from any and all losses, costs, expenses or liabilities incurred by or Claims asserted against an Investing Fund, including any Investing Fund Agents, to the extent such Claims result from (i) a violation or alleged violation of any provision of this Agreement or (ii) a violation or alleged violation of the terms and conditions of the Order, in each case by the Vanguard Fund, its principals, directors or trustees, officers, employees, agents or advisers.

(c) Any indemnification pursuant to this Section shall include any reasonable counsel fees and expenses incurred in connection with investigating and/or defending the applicable Claims.

4.	Notices

Except as otherwise noted, all notices, including all information that either party is required to provide under the terms of this Agreement and the terms and conditions of the Order, shall be in writing and shall be delivered to the contact identified below by (i) Federal Express or other comparable overnight courier, (ii) registered or certified mail, postage prepaid, return receipt requested, (iii) facsimile with confirmation during normal business hours, or (iv) email. All notices, demands or requests so given will be deemed given when actually received as evidenced by written confirmation thereof.

If to an Investing Fund:

Nationwide Variable Insurance Trust

1000 Continental Drive, Suite 400

King of Prussia, PA 19406

Attn: Legal Department

Tel: 610-230-2864

Email: ostera@nationwide.com

If to the Vanguard Funds:

ETF Counsel

The Vanguard Group, Inc

Legal Department, V26

400 Devon Park Drive

Wayne, PA 19087

Tel: (610) 503-2398

Fax: (610) 669-6600

Email: barry_mendelson@vanguard.com

5.	Termination, Governing Law, Dispute Resolution

(a) This Agreement will continue until terminated in writing by either party (i) upon thirty (30) days’ notice to the other party or (ii) immediately if the other party breaches any of its material obligations under this Agreement and such breach is not cured within fifteen (15) days following delivery of written notice of such breach.

(b) This Agreement will be governed by Pennsylvania law without regard to choice of law principles.

(c) Any dispute arising out of or related to this Agreement which cannot be resolved through discussions between the parties shall be settled by binding arbitration before a panel of three arbitrators in accordance with and subject to the Commercial Arbitration Rules of the American Arbitration Association then applicable. Unless otherwise agreed upon by the parties, the arbitration hearings will be held in Philadelphia, Pennsylvania.

6.	Miscellaneous

(a) This Agreement may not be assigned by either party without the prior written consent of the other. In the event either party assigns this Agreement to a third party as provided in this Section, such third party shall be bound by the terms and conditions of this Agreement applicable to the assigning party. Any assignment in contravention of this Section shall be null and void.

(b) Except as expressly set forth herein, nothing in this Agreement shall confer any rights upon any person or entity other than the parties hereto and their respective successors and permitted assigns.

(c) With the exception of Schedules A and B, which may be amended via email notification to the contact identified in Section of 4 of this Agreement, no amendment, modification, or supplement of any provision of this Agreement will be valid or effective unless made in writing in the manner provided by Section 4 and signed by a duly authorized representative of each party.

(d) This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. This Agreement shall become binding when any two or more counterparts thereof, individually or taken together, bear the signatures of both parties hereto. For purposes hereof, a facsimile copy of this Agreement, including the signature pages hereto, shall be deemed an original.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

NATIONWIDE VARIABLE INSURANCE TRUST, on behalf of itself and each Investing Fund listed on Schedule A

/s/ Michael S. Spangler

Print Name: Michael S. Spangler

Title: President

EACH OF THE VANGUARD TRUSTS, on behalf of

itself and the Vanguard Funds listed on Schedule B

/s/ James M. Delaplane, Jr.

Print Name: James M. Delaplane, Jr.

Title: Assistant Secretary

SCHEDULE A

List of Investing Funds

NATIONWIDE VARIABLE INSURANCE TRUST

Lazard NVIT Flexible Opportunistic Strategies Fund

SCHEDULE B

List of Vanguard Trusts and Vanguard Funds that offer an ETF Share Class

VANGUARD ADMIRAL FUNDS

Vanguard S&P 500 Value Index Fund

Vanguard S&P 500 Growth Index Fund

Vanguard S&P Mid-Cap 400 Index Fund

Vanguard S&P Mid-Cap 400 Value Index Fund

Vanguard S&P Mid-Cap 400 Growth Index Fund

Vanguard S&P Small-Cap 600 Index Fund

Vanguard S&P Small-Cap 600 Value Index Fund

Vanguard S&P Small-Cap 600 Growth Index Fund

VANGUARD BOND INDEX FUNDS

Vanguard Intermediate-Term Bond Index Fund

Vanguard Long-Term Bond Index Fund

Vanguard Short-Term Bond Index Fund

Vanguard Total Bond Market Index Fund

VANGUARD CHARLOTTE FUNDS

Vanguard Total International Bond Index Fund

VANGUARD INDEX FUNDS

Vanguard Extended Market Index Fund

Vanguard Growth Index Fund

Vanguard Mid-Cap Index Fund

Vanguard Mid-Cap Growth Index Fund

Vanguard Mid-Cap Value Index Fund

Vanguard Small-Cap Index Fund

Vanguard Small-Cap Growth Index Fund

Vanguard Small-Cap Value Index Fund

Vanguard Total Stock Market Index Fund

Vanguard Value Index Fund

Vanguard Large-Cap Index Fund

Vanguard 500 Index Fund

VANGUARD INTERNATIONAL EQUITY INDEX FUNDS

Vanguard Emerging Markets Stock Index Fund

Vanguard European Stock Index Fund

Vanguard FTSE All-World ex-US Index Fund

Vanguard FTSE All-World ex-US Small-Cap Index Fund

Vanguard Pacific Stock Index Fund

Vanguard Total World Stock Index Fund

Vanguard Global ex-U.S. Real Estate Index Fund

VANGUARD MALVERN FUNDS

Vanguard Short-Term Inflation -Protected Securities Index Fund

SCHEDULE B

List of Vanguard Trusts and Vanguard Funds that offer an ETF Share Class

VANGUARD SCOTTSDALE FUNDS

Vanguard Short-Term Corporate Bond Index Fund

Vanguard Intermediate-Term Corporate Bond Index Fund

Vanguard Long-Term Corporate Bond Index Fund

Vanguard Short-Term Government Bond Index Fund

Vanguard Intermediate-Term Government Bond Index Fund

Vanguard Long-Term Government Bond Index Fund

Vanguard Mortgage-Backed Securities Index Fund

Vanguard Russell 1000 Index Fund

Vanguard Russell 1000 Value Index Fund

Vanguard Russell 1000 Growth Index Fund

Vanguard Russell 2000 Index Fund

Vanguard Russell 2000 Value Index Fund

Vanguard Russell 2000 Growth Index Fund

Vanguard Russell 3000 Index Fund

VANGUARD SPECIALIZED FUNDS

Vanguard Dividend Appreciation Index Fund

Vanguard REIT Index Fund

VANGUARD STAR FUNDS

Vanguard Total International Stock Index Fund

VANGUARD TAX-MANAGED FUNDS

Vanguard Developed Markets Index Fund

VANGUARD WHITEHALL FUNDS

Vanguard High Dividend Yield Index Fund

Vanguard Emerging Markets Government Bond Index Fund

VANGUARD WORLD FUNDS

Vanguard Consumer Discretionary Index Fund

Vanguard Consumer Staples Index Fund

Vanguard Energy Index Fund

Vanguard Extended Duration Treasury Index Fund

Vanguard Financials Index Fund

Vanguard Health Care Index Fund

Vanguard Industrials Index Fund

Vanguard Information Technology Index Fund

Vanguard Materials Index Fund

Vanguard Mega Cap 300 Index Fund

Vanguard Mega Cap 300 Growth Index Fund

Vanguard Mega Cap 300 Value Index Fund

Vanguard Telecommunication Services Index Fund

Vanguard Utilities Index Fund

Schedule B Last Updated: October 8, 2014